  As filed with the Securities and Exchange Commission on December 19, 1995
                                                       Registration No. 33-57861

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                Amendment No. 1
                                      to
                                    Form S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         Southern National Corporation
             (Exact name of registrant as specified in its charter)

       North Carolina                                        56-0939887
(State or other jurisdiction of                           (I.R.S. Employer
       incorporation)                                    Identification No.)

                            200 West Second Street
                      Winston-Salem, North Carolina 27101
                                (910) 773-7200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Jerone C. Herring
              Senior Vice President, General Counsel and Secretary
                         Southern National Corporation
                             200 West Second Street
                      Winston-Salem, North Carolina 27101

                                 (910) 773-7413
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                                David M. Carter
                               Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                 729,218 Shares
                         SOUTHERN NATIONAL CORPORATION
                                  COMMON STOCK

                            -----------------------

     This Prospectus relates to the offer and sale of an aggregate of 729,218 shares of the common stock, par value $5.00 per share ("Common Stock"), of Southern National Corporation (the "Company", the "Corporation" or "SNC") by certain stockholders of the Company (the "Selling Stockholders"). The shares of Common Stock offered by the Selling Stockholders hereby are referred to herein as "Shares."

     The Shares may be sold directly by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through brokers or dealers who may act solely as agents or who may acquire Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on the New York Stock Exchange ("NYSE"), including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. See "Use of Proceeds."

     No underwriter is being utilized in connection with this offering. The Company has agreed to bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration of the Shares being offered by the Selling Stockholders, estimated to be $24,000. See "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Stockholders.


     The Common Stock is traded on the NYSE under the symbol "SNB." On December 15, 1995, the closing price of the Common Stock was $26 1/8.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF SOUTHERN NATIONAL CORPORATION COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                            -----------------------

             The date of this Prospectus is December ___, 1995.

                             AVAILABLE INFORMATION

     SNC is subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511 and 7 World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information with respect to SNC may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. As permitted by the Rules and Regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which have been filed by SNC with the SEC under the Securities Act of 1933 (the "Securities Act") with respect to SNC Common Stock and to which reference is hereby made for further information.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The Corporation hereby incorporates by reference in this Prospectus the following documents filed with the Commission: The following documents concerning SNC (File No. 1-10853) are incorporated by reference herein: (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, the consolidated financial statements and certain other information therein having been superseded by the consolidated financial statements and certain other information for the year ended December 31, 1994, that are included in the Corporation's Current Report on Form 8-K, dated June 30, 1995, to reflect the Corporation's merger with BB&T Financial Corporation ("BB&T Financial"); (ii) the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995; (iii) the description of the Common Stock in the Corporation's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed with the purpose of updating such description; (iv) the Corporation's Current Reports on Form 8-K filed February 24, 1995, filed March 14, 1995 (as amended as of May 12, 1995, May 22, 1995 and August 4, 1995), filed April 21, 1995, filed May 24, 1995, filed June 30, 1995, filed August 3, 1995 and filed
October 19, 1995.

     All other reports filed by the Corporation with the Commission pursuant to
Section 13(a) and 13(c) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares of the Corporation's Common Stock pursuant to this Prospectus, any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meetings of shareholders and any reports filed pursuant to Section 15 of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide promptly without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Jerone C. Herring, General Counsel, Southern National Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101. Telephone requests may be directed to 910/773-7413.

     Additional information regarding the Corporation, this Prospectus described herein and the securities offered by this Prospectus is contained in the Registration Statement on Form S-3 and the exhibits relating thereto, as filed with the Commission under the Securities Act of 1933, as amended. For further information in this regard, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                USE OF PROCEEDS

     The Company will receive no proceeds from the sale of Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The Shares being offered hereby by the Selling Stockholders were acquired in connection with the acquisitions by the Company of (i) Prime Rate Premium Finance Corporation, Inc. ("Prime Rate"), a South Carolina corporation, Agency Technologies, Inc., ("Agency"), a South Carolina corporation, and IFCO, Inc. ("IFCO"), a Virginia corporation; (ii) McLean, Brady and McLean Agency, Inc. ("McLean"), a North Carolina corporation; and (iii) Leasing Associates, Inc., a South Carolina corporation.

     The following table sets forth, for each Selling Stockholder, the amount of Common Stock of the Company owned, the number of shares of Common Stock offered hereby and the number of shares of Common Stock of the Company to be held after completion of the offering hereby, and the nature of any position, office or other material relationship that the Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.


                                                              Number of Shares
                                                              to be Held After
          Name and             Number of    Number of Shares   Completion of
          Address             Shares Owned   Offered Hereby    this Offering
----------------------------  ------------  ----------------  ----------------

Charles M. Shelton, Sr./1/      148,129          148,129            -0-

R. Edwin Shelton                148,129          148,129            -0-

Amanda L. Shelton                37,033           37,033            -0-

Charles M. Shelton, Jr.          37,033           37,033            -0-

Jennifer S. Egues                24,688           24,688            -0-

Winifred L. Shelton              24,688           24,688            -0-

Lydia S. Surles                  24,689           24,689            -0-

James R. Lingle, Sr.            111,097          111,097            -0-

James R. Lingle, Jr./2/          37,033           37,033            -0-

Clarkson B. McLean/3/            38,845           38,823             22

---------------
     /1/ Charles M. Shelton owns 40,000 shares of preferred stock subject to Escrow Agreement.

     /2/ Includes 35,978 shares of SNC Common Stock pledged to First Union National Bank of South Carolina. In addition to possible resales of such shares by Mr. Lingle, the registration statement covers any resale of shares by First Union National Bank of South Carolina who hold such shares as pledgees.

     /3/ Clarkson B. McLean has held the position of Senior Vice President since the acquisition of McLean on June 1, 1994.


James P. Clamp                   54,726           50,896          3,830

Wingate College                   2,349            2,349            -0-

Dorothy C. Dickson               13,311           13,311            -0-

Cecelia D. Stewart               15,660           15,660            -0-

Robert T. Dickson                15,660           15,660            -0-

-------------

*No Selling Stockholder owns 1% or more of the outstanding Common Stock.


                              PLAN OF DISTRIBUTION

     The Shares may be sold directly by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through brokers or dealers who may act solely as agents, or who may acquire Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act.

     No underwriter is being utilized in connection with this offering. The Company has agreed to bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration of the Shares being offered by the Selling Stockholders, estimated to be $24,000.

     The Company has agreed to indemnify the Selling Stockholders, and the Selling Stockholders have agreed to indemnify the Company, from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in, or material omission from, the Registration Statement, to the extent such untrue statement or omission was made in the Registration Statement in reliance upon information furnished by the indemnifying party.

                          DESCRIPTION OF COMMON STOCK

General


     SNC's authorized capital stock consists of 300,000,000 shares of Common Stock, par value $5 per share, and 5,000,000 shares of preferred stock, par value $5 per share. Under SNC's Articles of Incorporation, the Board of Directors of SNC has the power, without further action by the stockholders, to provide for the issuance of preferred stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof by adopting a resolution or resolutions creating and designating such series.
As of September 30, 1995, there were 103,323,683 shares of Common Stock and 740,369 shares of preferred stock outstanding. The capital stock of SNC does not represent or constitute a deposit account and is not insured by the Federal Deposit Insurance Corporation ("FDIC").

Common Stock

     Each share of Common Stock is entitled to such dividends as may from time to time be declared by the Board of Directors from any funds legally available for dividends. If certain requirements are met, share dividends in shares of another class or series may be issued to holders of Common Stock. Additionally, the holders of shares of Common Stock will be entitled to receive such other distributions as the SNC Board may declare; provided, however, no distributions may be made if, after giving effect thereto: (i) SNC would not be able to pay its debts as they become due in the ordinary course of business; or (ii) SNC's total assets would be less than the sum of SNC's total liabilities plus the amount that would be needed, if SNC were to be dissolved at the time of distribution, to satisfy claims of holders of SNC Convertible Preferred Stock and such shareholders which have preferential rights superior to the rights of holders of Common Stock. Common Stock is not redeemable or entitled to any sinking fund. Holders of Common Stock are entitled to one vote per share. Stockholders do not have cumulative voting rights in the election of directors so long as SNC has shares of any class of securities entitled to be voted at a meeting that are held of record by more than 2,000 shareholders or listed on a national securities exchange, unless the SNC Articles are amended to provide otherwise. The Common Stock has no conversion rights and the holders of Common Stock have no preemptive or other rights to subscribe for additional securities of SNC. In the event of liquidation of SNC, after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of preferred stock which may be outstanding, the holders of Common Stock will be entitled to share ratably in the remaining assets of SNC. Shares of Common Stock are fully paid and nonassessable. The shares of Common Stock are listed on the NYSE.

Anti-Takeover Provisions

     Certain provisions of North Carolina law, the SNC Bylaws and the SNC Articles and certain other arrangements, some of which are described below, may discourage an attempt to acquire control of SNC that a majority of either corporation's shareholders determined was in their best interests. These provisions also may render the removal of one or all directors more difficult or deter or delay corporate changes of control that the SNC Board did not approve.

     Classified Board of Directors. The provisions of the SNC Bylaws and the SNC Articles providing for classification of the Board of Directors into three separate classes and removal of directors only for cause may have certain anti-takeover effects.

     Authorized Preferred Stock. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any SNC Preferred Stock that may be issued in the future. Any such issuance may adversely affect the interests of holders of Common Stock by limiting the control that such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of such SNC Preferred Stock, and otherwise. In addition, the issuance of SNC Preferred Stock, in some circumstances, may deter or discourage takeover attempts and other changes in control of SNC, including takeovers and changes in control that some holders of Common Stock may deem to be in their best interests and in the best interests of SNC, by making it more difficult for a person who has gained a substantial equity interest in SNC to obtain control or to exercise control effectively. SNC has no current plans or agreements with respect to the issuance of any shares of SNC Preferred Stock, other than the issuance of SNC Convertible Preferred Stock.

     Notice Provisions. The SNC Bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the SNC Board must submit such nomination in writing to the Secretary of SNC not later than 60 days before one year after the date of the immediately preceding Annual Meeting of Shareholders, together with biographical information about the candidate, the shareholder's name and shareholdings, in order for such candidate to be considered at the next Annual Meeting. Similarly, a shareholder must notify the Secretary of SNC in writing not later than 60 days before one year after the date of the immediately preceding Annual Meeting of the shareholder's intention to make a proposal for consideration at the next Annual Meeting. As to each proposal, the notice must contain (i) a brief description of the proposal, (ii) the name and shareholdings of the shareholder and (iii) any material interest of the shareholder in such proposal.

     Shareholder Meetings. Shareholders of SNC may not request that a special meeting of shareholders be called.


                                INDEMNIFICATION

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation; and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The SNC Bylaws provide for the indemnification of directors and executive officers against liabilities arising out of such person's status as such, excluding any liability relating to activities that were at the time known or believed by such person to be clearly in conflict with the best interests of SNC.

                               DIRECTOR LIABILITY

     The NCBCA provides that in suits brought by shareholders or by the corporation, the liability of a director is limited by statute except in cases of (i) acts or omissions that the director knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions or (iii) any transaction providing the director an improper personal benefit. The statutory limit on liability can be, and in the case of SNC and BB&T Financial has been, reduced by the shareholders to zero.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 LEGAL MATTERS

     The legality of the Common Stock being offered hereby will be passed upon for the Company by Hunton & Williams, 901 East Byrd Street, Richmond, Virginia 23219.


                                    EXPERTS


     The consolidated financial statements of SNC and its subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, included in SNC's Current Report on Form 8-K, dated June 30, 1995, and incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference upon the authority of said firm as experts in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for investments in debt and equity securities in 1994, as discussed in Note A to the consolidated financial statements, and the changes in the method of accounting for acquisitions of thrift institutions, income taxes, and postretirement benefits other than pensions in 1993, as discussed in Notes A and K to the consolidated financial statements.


     The consolidated financial statements of BB&T Financial Corporation ("BB&T") and its subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 which are incorporated herein by reference from SNC's Current Report on Form 8-K dated February 24, 1995 and the consolidated financial statements of BB&T and its subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 which are incorporated herein by reference from SNC's Current Report on Form 8-K/A Amendment No. 1 dated May 12, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP and Donald G. Jones and Company, P.A., independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The report of KPMG Peat Marwick LLP dated January 17, 1995 refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution


     Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

     Securities and Exchange Commission registration fee..  $ 5,532
     Blue Sky fees and expenses...........................    2,000
     Legal fees...........................................    5,000
     Accounting fees......................................   10,000
     Printing, engraving and postage expenses.............    1,000
     Miscellaneous expenses...............................      468
                                                            -------
       Total..............................................  $24,000


Item 15.  Indemnification of Directors and Officers

     The SNC Bylaws provide that SNC shall indemnify to the fullest extent permitted by law any person who (i) is, or has served as, an officer or director of SNC (ii) is, or has served as, at the request of the Company, an officer or director of any enterprise in which SNC has a significant financial interest (each, an "Affiliate") or (iii) is, or has served as, a trustee or administrator under any employee benefit plan sponsored by SNC or any Affiliate.

     North Carolina law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement incurred in connection with any actual or threatened action, suit or proceeding brought because such person is or was a director or officer of the corporation; provided, however, that a corporation may not indemnify or agree to indemnify a director or officer against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation.

     SNC has in force and effect a policy effective during the period insuring the directors and officers of SNC against losses which they or any of them shall become legally obligated to pay for reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such insurance coverage being limited to an aggregate sum of $30,000,000 each policy year, and such coverage being further limited by the specific terms and provisions of the insurance policy.

Item 16.  Exhibits

3.1       -Amended and Restated Articles of Incorporation of SNC (filed as
              Exhibit 4(a) to SNC's Registration Statement on Form S-3 filed on June 9, 1993 (Registration Statement No. 33-64176) and incorporated herein by reference)

3.2       -Bylaws of SNC (filed as Exhibit 3.2 to SNC's Registration Statement on Form S-4 filed on June 20, 1989 (Registration Statement No. 33-20586) and incorporated herein by reference)

5         -Opinion of Hunton & Williams (previously filed)
23.1      -Consent of Arthur Andersen LLP

23.2      -Consent of KPMG Peat Marwick LLP


23.3      -Consent of Donald G. Jones and Company, P.A.

23.7      -Consent of Hunton & Williams (included in Exhibit 5)
24        -Powers of Attorney of Directors and Officers of the Company (included on signature pages)

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on December 19, 1995.


                            SOUTHERN NATIONAL CORPORATION
                             (Registrant)


                            By: /s/ John A. Allison
                                ------------------------------------------------
                                John A. Allison
                                Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on December 19, 1995.

     Signature                          Title
     ---------                          -----

/s/ John A. Allison           Chairman, Chief Executive Officer and Director
----------------------------     (Principal Executive Officer)
John A. Allison




/s/ Scott E. Reed             Executive Vice President and Chief Financial
----------------------------    Officer (Principal Financial Officer)
Scott E. Reed


/s/ Sherry A. Kellett         Executive Vice President and Controller
----------------------------    (Principal Accounting Officer)
Sherry A. Kellett


/s/ Paul B. Barringer         Director
----------------------------
Paul B. Barringer


/s/ W. R. Cuthbertson, Jr.    Director
----------------------------
W. R. Cuthbertson, Jr.


/s/ Ronald E. Deal            Director
----------------------------
Ronald E. Deal

/s/ Albert J. Dooley, Sr.     Director
----------------------------

Albert J. Dooley, Sr.


/s/ Joe L. Dudley, Sr.        Director
----------------------------
Joe L. Dudley, Sr.


/s/ Tom D. Efird              Director
----------------------------
Tom D. Efird


                              Director
----------------------------
O. William Fenn, Jr.


/s/ Paul S. Goldsmith         Director
----------------------------
Paul S. Goldsmith

/s/ Lloyd Vincent Hackley     Director
----------------------------
Lloyd Vincent Hackley




/s/ Ernest F. Hardee          Director
----------------------------
Ernest F. Hardee


/s/ Richard Janeway          Director
----------------------------
Richard Janeway, M.D.


/s/ J. Ernest Lathem         Director
----------------------------
J. Ernest Lathem


/s/ James H. Maynard         Director
----------------------------
James H. Maynard

/s/ Joseph A. McAleer        Director
----------------------------
Joseph A. McAleer


/s/ Albert O. McCauley        Director
----------------------------
Albert O. McCauley


/s/ Dickson McLean, Jr.       Director
----------------------------
Dickson McLean, Jr.


/s/ Charles E. Nichols        Director
----------------------------
Charles E. Nichols


/s/ L. Glenn Orr              Director
----------------------------
L. Glenn Orr, Jr.


/s/ A. Winniett Peters        Director
----------------------------
A. Winniett Peters


/s/ Richard L. Player, Jr.    Director
----------------------------
Richard L. Player, Jr.


/s/ C. Edward Pleasants       Director
----------------------------
C. Edward Pleasants


/s/ Nido R. Qubein            Director
----------------------------
Nido R. Qubein




/s/ A. Tab Williams, Jr.      Director
----------------------------
A. Tab Williams, Jr.

                           EXHIBIT INDEX


     3.1 Amended and Restated Articles of Incorporation of SNC (filed as Exhibit 4(a) to SNC's Registration Statement on Form S-3 filed on June 9, 1993 (Registration Statement No. 33-64176) and incorporated herein by reference)

     3.2 Bylaws of SNC (filed as Exhibit 3.2 to SNC's Registration Statement on Form S-4 filed on June 20, 1989 (Registration Statement No. 33-20586) and incorporated herein by reference)

     5                  Opinion of Hunton & Williams (previously filed)
     23.1               Consent of Arthur Andersen LLP
     23.2               Consent of KPMG Peat Marwick LLP


     23.3               Consent of Donald G. Jones and Company, P.A.


     23.4               Consent of Hunton & Williams (included in Exhibit
                        5)
     24 Powers of Attorney of Directors and Officers of the Company (included on signature pages)